EXHIBIT 10.57

SECURITY AGREEMENT AND GUARANTEE

Merchant’s Legal Name: SANUWAVE, INC.	DBA Name: SANUWAVE
Address: 3360 MARTIN FARM RD #100	City: SUWANEE	State: GA	Zip: 30024
Federal Tax ID#: 20-3198616

SECURITY AGREEMENT

Security Interest. This Agreement will constitute a security agreement under the Uniform Commercial Code. Merchant grants to GCF a security interest in and lien upon: (a) all accounts, chattel paper, documents, equipment, general intangibles, instruments, and inventory, as those terms are defined in Article 9 of the Uniform Commercial Code (the “UCC”), now or hereafter owned or acquired by Merchant, (b) all proceeds, as that term is defined in Article 9 of the UCC (c) all funds at any time in the Merchant’s Account, regardless of the source of such funds, (d) present and future Electronic Check Transactions, and (e) any amount which may be due to GCF under this Agreement, including but not limited to all rights to receive any payments or credits under this Agreement (collectively, the “Secured Assets”). Merchant agrees to provide other security to GCF upon request to secure Merchant’s obligations under this Agreement. Merchant agrees that, if at any time there are insufficient funds in Merchant’s Account to cover GCF entitlements under this Agreement, GCF is granted a further security interest in all of Merchant’s assets of any kind whatsoever, and such assets shall then become Secured Assets. These security interests and liens will secure all of GCF entitlements under this Agreement and any other agreements now existing or later entered into between Merchant, GCF or an affiliate of GCF. GCF is authorized to file any and all notices or filings it deems necessary or appropriate to enforce its entitlements hereunder.

This security interest may be exercised by GCF without notice or demand of any kind by making an immediate withdrawal or freezing the Secured Assets. Pursuant to Article 9 of the Uniform Commercial Code, as amended from time to time, GCF has control over and may direct the disposition of the Secured Assets, without further consent of Merchant. Merchant hereby represents and warrants that no other person or entity has a security interest in the Secured Assets. With respect to such security interests and liens, GCF will have all rights afforded under the Uniform Commercial Code, any other applicable law and in equity. Merchant will obtain from GCF written consent prior to granting a security interest of any kind in the Secured Assets to a third party. Merchant agrees that this is a contract of recoupment and GCF is not required to file a motion for relief from a bankruptcy  action automatic  stay to  realize on any of the Secured Assets. Nevertheless, Merchant agrees not to  contest or object to  any motion for relief from the automatic stay filed by GCF. Merchant  agrees to execute and deliver to GCF such instruments and documents GCF may reasonably request to perfect and confirm the lien, security interest and right of setoff set forth in this Agreement. GCF is authorized to execute all such instruments and documents in Merchant’s name.

Additional Collateral. To secure Guarantor’s performance obligations to GCF under the Guaranty, the Guarantor hereby grants GCF a security interest in SANUWAVE SERVICES, LLC the “Additional Collateral”). Guarantor understands that GCF will have a security interest in the aforesaid Additional Collateral upon execution of this Agreement. Merchant and Guarantor each acknowledge and agree that any security interest granted to GCF under any other agreement between Merchant or Guarantor and GCF (the “Cross-Collateral”) will secure the obligations hereunder and under the Merchant Agreement.

Merchant and Guarantor each agrees to execute any documents or take any action in connection with this Agreement  as GCF deems necessary to  perfect or maintain GCF first priority security interest in the Collateral and the Additional Collateral, including the execution of any account control agreements. Merchant and Guarantor each hereby authorizes GCF to file any financing statements deemed necessary by GCF to perfect or maintain GCF security interest, which financing statement may contain notification that Merchant and/or Guarantor have granted a negative pledge to GCF  with respect to  the Collateral, and the Additional Collateral, and that any subsequent lien or may be tortuously interfering with GCF rights. Merchant and Guarantor shall be liable for, and GCF may charge and collect, all costs and expenses, including but not limited to attorney’s fees, which may be incurred by GCF in protecting, preserving and enforcing GCF security interest and rights.

Negative Pledge. Merchant and Guarantor each agrees not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of the Collateral or the Additional Collateral, as applicable.

Consent to Enter Premises and Assign lease. GCF shall have the right to cure Merchant’s default in the payment of rent on the following terms. In the event Merchant is served with papers in an action against Merchant for nonpayment of rent or for summary eviction, GCF may execute its rights and remedies under the Assignment of Lease. Merchant also agrees that GCF may enter into an agreement with Merchant’s landlord giving GCF the right: (a) to enter Merchant’s premises and to take possession of the fixtures and equipment therein for the purpose of protecting and preserving same; and/or (b) to assign Merchant’s lease to another qualified business capable of operating a business comparable to Merchant’s at such premises.

Remedies. Upon any Event of Default, GCF may pursue any remedy available at law (including those available under the provisions of the UCC), or in equity to collect, enforce, or satisfy any obligations then owing to GCF, whether by acceleration or otherwise.

GUARANTY

Personal Guaranty of Performance. The undersigned Guarantor(s) hereby guarantees to GCF, Merchant’s good faith, truthfulness and performance of all of the representations, warranties, covenants made by Merchant in the Merchant Agreement in Sections thereof 2.3, 2.5, 2.6, 2.9, 2.10, 2.11, 2.12, 2.13 and 2.14, as each agreement may be renewed, amended, extended or otherwise modified (the “Guaranteed Obligations”). Guarantor’s obligations are due at the time of any breach by Merchant of any representation, warranty, or covenant made by Merchant in the Agreement.

Guarantor Waivers. In the event of a breach of the above, GCF may seek recovery from Guarantors for all of GCF losses and damages by enforcement of GCF rights under this Agreement without first seeking to obtain payment from Merchant, any other guarantor, or any Collateral or Additional Collateral GCF may hold pursuant to this Agreement or any other guaranty.

GCF does not have to notify Guarantor of any of the following events and Guarantor will not be released from its obligations under this Agreement if it is not notified of: (i) Merchant’s failure to pay timely any amount owed under the Merchant Agreement; (ii) any adverse change in Merchant’s financial condition or business; (iii) any sale or other disposition of any collateral securing the Guaranteed Obligations or any other guaranty of the Guaranteed Obligations; (iv) GCF acceptance of this Agreement; and (v) any renewal, extension or other modification of the Merchant Agreement or Merchant’s other obligations to GCF. In addition, GCF may take any of the following actions without releasing Guarantor from any of its obligations under this Agreement: (i) renew, extend or otherwise modify the Merchant Agreement or Merchant’s other obligations to GCF; (ii) release Merchant from its obligations to GCF; (iii) sell, release, impair, waive or otherwise fail to realize upon any collateral securing the Guaranteed Obligations or any other guaranty of the Guaranteed Obligations ; and (iv) foreclose on any collateral securing the Guaranteed Obligations or any other guaranty of the Guaranteed Obligations in a manner that impairs or precludes the right of Guarantor to obtain reimbursement for payment under this Agreement. Until the Merchant Amount plus any accrued but unpaid interest and Merchant’s other obligations to GCF under the Merchant Agreement and this Agreement are paid in full, Guarantor shall not seek reimbursement from Merchant or any other guarantor for any amounts paid by it under this Agreement. Guarantor permanently waives and shall not seek to exercise any of the following rights that it may have against Merchant, any other guarantor, or any collateral provided by Merchant or any other guarantor, for any amounts paid by it, or acts performed by it, under this Agreement: (i) subrogation; (ii) reimbursement; (iii) performance; (iv) indemnification; or (v) contribution. In the event that GCF must return any amount paid by Merchant or any other guarantor of the Guaranteed Obligations because that person has become subject to a proceeding under the United States Bankruptcy Code or any similar law, Guarantor’s obligations under this Agreement shall include that amount.

Guarantor Acknowledgement. Guarantor acknowledges that: (i) He/She understands the seriousness of the provisions of this Agreement; (ii) He/She has had a full opportunity to consult with counsel of his/her choice; and (iii) He/She has consulted with counsel of its choice or has decided not to avail himself/herself of that opportunity.

Joint and Several Liability. The obligations hereunder of the persons or entities constituting Guarantor under this Agreement are joint and several.

THE TERMS, DEFINITIONS, CONDITIONS AND INFORMATION SET FORTH IN THE “MERCHANT AGREEMENT”, INCLUDING THE “TERMS AND CONDITIONS”, ARE HEREBY INCORPORATED IN AND MADE A PART OF THIS SECURITY AGREEMENT AND GUARANTY. CAPITALIZED TERMS NOT DEFINED IN THIS SECURITY AGREEMENT ANO GUARANTY, SHALL HAVE THE MEANING SET FORTH IN THE MERCHANT AGREEMENT, INCLUDING THE TERMS ANO CONDITIONS.

MERCHANT

BY: KEVIN A RICHARDSON II	X	Kevin A Richardson II
		(SIGNATURE)	12/22/2021
CEO #1: KEVIN A RICHARDSON II	X	Kevin A Richardson II
		(SIGNATURE)	(DATE)
(SOCIAL SECURITY#)
(DRIVERS LICENSE)
CEO #2:	X
		(SIGNATURE)	(DATE)
(SOCIAL SECURITY#)
(DRIVERS LICENSE)

ACKNOWLEDGMENT

I,     KEVIN A RICHARDSON II    hereby acknowledge:

•	There has been no promise of additional capital in 30 days from funding by GCF Resources LLC or any ISO (broker)

o	Our policy is that merchants can seek additional capital from us when they have paid 50% of the Receipts Purchased Amount.

•	There has not been and will not be any contact from third party debt companies regarding this Future Receivables Agreement dated December 16, 2021 .

I, the undersigned, acknowledge that I am in agreement with these items, which are also described in detail within the pages of this document.

Kevin A Richardson II	12/22/2021
Signature	Date

APPENDIX A: FEE BREAKDOWN AND SUMMARY

A.	Origination Fee - $45,000.00 to cover Underwriting and related expenses.

B.	ACH Program Fee - $45,000.00 (or _______% of the funded amount, depending on size of advance). ACH’s are labor intensive and are not an automated process, requiring us to charge this fee to cover costs.

C.	NSF Fee (Standard) - $50.00 (each) Up to THREE TIMES ONLY before a default is declared.

D.	Rejected ACH - $100.00 - When Merchant directs the bank to reject our Debit ACH.

E.	Bank Change Fee - $50.00 - When Merchant requires a change of Bank Account to be debited, requiring us to adjust our system.

F.	Blocked Account - $5,000.00 - When Merchant BLOCKS Account from our Debit ACH which places them in default (per Contract ).

G.	Default Fee - $5,000.00 - When Merchant changes bank Account cutting us off from our collections.

CEO #1: KEVIN A RICHARDSON II	X.	Kevin A Richardson II	12/22/2021
		{SIGNATURE)	(DATE)
(SOCIAL SECURITY#)
(DRIVERS LICENSE)
CEO #2:	X
		(SIGNATURE)	(DATE)
(SOCIAL SECURITY#)
(DRIVERS LICENSE)